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                                  EXHIBIT 23.2

                        CONSENT OF KPMG PEAT MARWICK LLP





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                                                                    Exhibit 23.2


                        INDEPENDENT ACCOUNTANTS' CONSENT



Board of Directors
FIRSTFED AMERICA BANCORP, INC.


We consent to incorporation by reference in the registration statement on Form S-8 of FIRSTFED AMERICA BANCORP, INC. relating to FIRSTFED AMERICA BANCORP, INC. 1997 Stock-Based Incentive Plan of our report dated April 30, 1998, relating to the consolidated balance sheets of FIRSTFED AMERICA BANCORP, INC. and subsidiaries as of March 31, 1998 and 1997, and the related consolidated statements of operations, changes in stockholders' equity and cash flows for each of the years in the three-year period ended March 31, 1998, which report is included in the March 31, 1998 annual report on Form 10-K of FIRSTFED AMERICA BANCORP, INC.



                                                  /s/ KPMG Peat Marwick LLP
                                                  ------------------------------
                                                      KPMG Peat Marwick LLP

Boston, Massachusetts
June 29, 1998